Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-195170, 333-202677, 333-210523, 333-217686, 333-217687, 333-231644, 333-234697, 333-254264, 333-255941, 333-263070 and 333-271103) on Form S-8 and (Nos. 333-201176, 333-224682, 333-271295 and 333-271296) on Form S-3 of our report dated April 1, 2024, with respect to the consolidated financial statements of Carisma Therapeutics Inc.

/s/ KPMG LLP
Philadelphia, Pennsylvania
March 31, 2025